Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Record Third Quarter 2019 Financial Results and Increased Annual Earnings Guidance

•	Q3 GAAP Diluted Earnings per Share of $1.69 and Adjusted Diluted Earnings per Share of $1.73, Increases of 11% and 30%, respectively over Last Year

•	Q3 Adjusted EBITDA of $252 Million, an 11% Increase Over Last Year and $6 Million Above Guidance Expectation

•	Record Year to Date Cash Flow from Operations of $441 Million

•	Increasing 2019 Annual Guidance for Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share

Coral Gables, FL (October 31, 2019) — MasTec, Inc. (NYSE: MTZ) today announced better than expected third quarter financial results and increased 2019 annual earnings guidance.

•

Third quarter 2019 revenue was $2.02 billion, compared with $1.98 billion for the same period last year. GAAP net income increased 8% to $130.1 million, or $1.69 per diluted share, compared to $120.5 million, or $1.52 per diluted share, in the third quarter of 2018. GAAP results exceeded the Company’s previously announced diluted earnings per share expectation by $0.12.

•

Third quarter 2019 adjusted net income, a non-GAAP measure, increased 26% to $132.8 million, compared to $105.2 million for the same period last year. Adjusted diluted earnings per share, a non-GAAP measure, increased 30% to $1.73, compared to $1.33 in the third quarter of 2018, exceeding the Company’s previously announced third quarter 2019 expectation by $0.11.

•

Third quarter adjusted EBITDA, also a non-GAAP measure, was $252.1 million, compared with $226.3 million in the third quarter of 2018, an 11% increase. Third quarter adjusted EBITDA margin was 12.5%. Third quarter adjusted EBITDA also exceeded the Company’s previously announced 2019 third quarter guidance expectation by approximately $6 million.

•

The Company also announced 18-month backlog as of September 30, 2019 of $7.5 billion, an approximate $300 million decline when compared to the third quarter of 2018. Backlog as of September 30, 2019 does not include approximately $700 million in awards signed during the third quarter that are estimated to be realized beyond the 18-month period utilized in backlog.

•

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We had a strong quarter and exceeded our earnings expectation with a 110-basis point improvement in adjusted EBITDA margin. We are pleased to raise our annual earnings guidance expectation, despite lower than originally expected third and fourth quarter Oil & Gas revenue, as regulatory delays on one large project caused shifts in construction activity and revenue to 2020.”

Mr. Mas continued, “As we look forward into 2020 and beyond, we remain bullish about our growth prospects, with great visibility and strong demand for our Oil & Gas, Communications, Power Generation & Industrial and Electrical Transmission segments. We believe our growing end markets will allow us the opportunity to extend both our geographic base as well as our service offerings.”

Mr. Mas concluded, “We are entering one of the most exciting advancements in the history of telecommunications. The deployment of 5G wireless technologies will create opportunities for the consumer, our customers and for MasTec. We are pleased to announce that we recently completed a fourth quarter acquisition that will expand our services to include wireless network integration, engineering and optimization, uniquely positioning MasTec to offer full “end-to-end” capabilities for our wireless customers.

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “During the quarter, we once again exhibited strong cash flow performance and continue to expect to generate record annual 2019 cash flow from operations approaching $600 million. During the quarter, we also took advantage of favorable market conditions and opportunistically extended, expanded and improved pricing on our senior debt facility. As of quarter end, our balance sheet is in excellent shape with ample liquidity and comfortable leverage metrics. Our strong capital structure should allow us to take full advantage of the various growth opportunities our markets afford us as we work to maximize shareholder value.”

Based on the information available today, the Company is providing initial fourth quarter guidance, and updating full year 2019 guidance expectations. The Company currently estimates full year 2019 revenue of approximately $7.2 billion. Full year 2019 GAAP net income and diluted earnings per share are expected to approximate $385 million and $5.05, respectively. Regarding full year 2019 expectations for non-GAAP measures, adjusted EBITDA is expected to approximate $842 million or 11.7% of revenue and adjusted diluted earnings per share is expected to be $5.16, a 37% increase over 2018.

For the fourth quarter of 2019 the Company expects revenue of approximately $1.7 billion. Fourth quarter 2019 GAAP net income is expected to approximate $92 million with GAAP diluted earnings per share expected to approximate $1.21. Fourth quarter 2019 adjusted EBITDA, a non-GAAP measure, is expected to approximate $209 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $1.25.

Management will hold a conference call to discuss these results on Friday, November 1, 2019 at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 794-2588 or (888) 220-8451 and the replay number is (719) 457-0820, with a pass code of 4775353. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended September 30, 2019 and 2018:

Consolidated Statements of Operations

(unaudited - in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$2,016,618	$1,977,227	$5,473,965	$4,991,865
Costs of revenue, excluding depreciation and amortization	1,690,558	1,681,438	4,636,006	4,285,320
Depreciation and amortization	55,196	54,863	174,171	156,478
General and administrative expenses	77,146	80,311	220,581	211,535
Interest expense, net	19,297	22,330	58,178	60,183
Equity in earnings of unconsolidated affiliates	(6,966)	(7,671)	(19,778)	(19,080)
Other expense (income), net	8,002	323	16,323	(1,976)

Income before income taxes	$173,385	$145,633	$388,484	$299,405
Provision for income taxes	(43,303)	(25,091)	(95,073)	(71,999)

Net income	$130,082	$120,542	$293,411	$227,406

Net income (loss) attributable to non-controlling interests	1,486	(124)	1,993	(312)

Net income attributable to MasTec, Inc.	$128,596	$120,666	$291,418	$227,718

Earnings per share:
Basic earnings per share	$1.71	$1.55	$3.88	$2.87

Basic weighted average common shares outstanding	75,217	78,096	75,131	79,399

Diluted earnings per share	$1.69	$1.52	$3.85	$2.83

Diluted weighted average common shares outstanding	75,934	79,201	75,760	80,484

Consolidated Balance Sheets

(unaudited - in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets	$2,198,696	$2,168,989
Property and equipment, net	862,923	747,808
Operating lease assets	233,423	—
Goodwill and other intangible assets, net	1,325,812	1,269,720
Other long-term assets	237,798	253,436

Total assets	$4,858,652	$4,439,953

Liabilities and Equity
Current liabilities	$1,334,506	$1,283,611
Long-term debt, including finance leases	1,221,127	1,324,223
Long-term operating lease liabilities	159,283	—
Deferred income taxes	277,439	263,687
Other long-term liabilities	186,993	176,408
Total equity	1,679,304	1,392,024

Total liabilities and equity	$4,858,652	$4,439,953

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$441,394	$26,770
Net cash used in investing activities	(143,524)	(142,137)
Net cash (used in) provided by financing activities	(282,043)	142,924
Effect of currency translation on cash	(154)	601

Net increase in cash and cash equivalents	15,673	28,158

Cash and cash equivalents - beginning of period	$27,422	$40,326

Cash and cash equivalents - end of period	$43,095	$68,484

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Segment Information
Revenue by Reportable Segment
Communications	$679.5	$661.7	$1,944.9	$1,907.5
Oil and Gas	972.5	1,035.9	2,530.5	2,341.6
Electrical Transmission	103.0	99.1	298.3	297.6
Power Generation and Industrial	261.7	179.6	701.3	443.2
Other	0.1	1.6	0.1	3.7
Eliminations	(0.2)	(0.7)	(1.1)	(1.7)
Corporate	—	—	—	—

Consolidated revenue	$2,016.6	$1,977.2	$5,474.0	$4,991.9

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA by Reportable Segment
EBITDA	$247.9	$222.8	$620.8	$516.1
Non-cash stock-based compensation expense	4.2	3.5	12.1	10.1
Project results from non-controlled joint venture	—	—	—	(1.0)

Adjusted EBITDA	$252.1	$226.3	$633.0	$525.2

Reportable Segment:
Communications	$57.1	$74.8	$154.8	$230.6
Oil and Gas	212.9	155.8	499.6	311.5
Electrical Transmission	7.8	3.1	20.3	5.0
Power Generation and Industrial	2.3	9.7	14.4	24.3
Other	6.7	7.0	19.4	18.7
Corporate	(34.7)	(24.1)	(75.5)	(64.9)

Adjusted EBITDA	$252.1	$226.3	$633.0	$525.2

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	12.3%	11.3%	11.3%	10.3%
Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	12.5%	11.4%	11.6%	10.5%

Reportable Segment:
Communications	8.4%	11.3%	8.0%	12.1%
Oil and Gas	21.9%	15.0%	19.7%	13.3%
Electrical Transmission	7.6%	3.1%	6.8%	1.7%
Power Generation and Industrial	0.9%	5.4%	2.1%	5.5%
Other	NM	448.4%	NM	501.0%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	12.5%	11.4%	11.6%	10.5%

NM - Percentage is not meaningful

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$130.1	$120.5	$293.4	$227.4
Interest expense, net	19.3	22.3	58.2	60.2
Provision for income taxes	43.3	25.1	95.1	72.0
Depreciation and amortization	55.2	54.9	174.2	156.5

EBITDA	$247.9	$222.8	$620.8	$516.1

Non-cash stock-based compensation expense	4.2	3.5	12.1	10.1
Project results from non-controlled joint venture	—	—	—	(1.0)

Adjusted EBITDA	$252.1	$226.3	$633.0	$525.2

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	6.5%	6.1%	5.4%	4.6%
Interest expense, net	1.0%	1.1%	1.1%	1.2%
Provision for income taxes	2.1%	1.3%	1.7%	1.4%
Depreciation and amortization	2.7%	2.8%	3.2%	3.1%

EBITDA margin	12.3%	11.3%	11.3%	10.3%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	12.5%	11.4%	11.6%	10.5%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted Net Income Reconciliation
Net income	$130.1	$120.5	$293.4	$227.4
Non-cash stock-based compensation expense	4.2	3.5	12.1	10.1
Project results from non-controlled joint venture	—	—	—	(1.0)
Income tax effect of adjustments (a)	(1.0)	(0.9)	(5.2)	(2.5)
Statutory tax rate effects (b)	(0.5)	(17.9)	(1.9)	(16.4)

Adjusted net income	$132.8	$105.2	$298.4	$217.5

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.69	$1.52	$3.85	$2.83
Non-cash stock-based compensation expense	0.06	0.04	0.16	0.13
Project results from non-controlled joint venture	—	—	—	(0.01)
Income tax effect of adjustments (a)	(0.01)	(0.01)	(0.07)	(0.03)
Statutory tax rate effects (b)	(0.01)	(0.23)	(0.02)	(0.20)

Adjusted diluted earnings per share	$1.73	$1.33	$3.91	$2.71

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the nine month period ended September 30, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in statutory state tax rates, and for the nine month period ended September 30, 2018, includes the effects of the 2017 Tax Act.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended December 31, 2019 Est.	For the Three Months Ended December 31, 2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$92	$31.8
Interest expense, net	21	22.4
Provision for income taxes	32	34.1
Depreciation and amortization	60	56.5

EBITDA	$205	$144.7

Non-cash stock-based compensation expense	4	3.4
Goodwill impairment	—	47.7

Adjusted EBITDA	$209	$195.8

	Guidance for the Three Months Ended December 31, 2019 Est.	For the Three Months Ended December 31, 2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	5.3%	1.7%
Interest expense, net	1.2%	1.2%
Provision for income taxes	1.8%	1.8%
Depreciation and amortization	3.5%	2.9%

EBITDA margin	11.9%	7.5%

Non-cash stock-based compensation expense	0.2%	0.2%
Goodwill impairment	—%	2.5%

Adjusted EBITDA margin	12.1%	10.2%

	Guidance for the Three Months Ended December 31, 2019 Est.	For the Three Months Ended December 31, 2018
Adjusted Net Income Reconciliation
Net income	$92	$31.8
Non-cash stock-based compensation expense	4	3.4
Goodwill impairment	—	47.7
Income tax effect of adjustments (a)	(1)	(3.5)
Statutory tax rate effects (b)	—	3.7

Adjusted net income	$95	$83.1

	Guidance for the Three Months Ended December 31, 2019 Est.	For the Three Months Ended December 31, 2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.21	$0.41
Non-cash stock-based compensation expense	0.05	0.04
Goodwill impairment	—	0.61
Income tax effect of adjustments (a)	(0.01)	(0.04)
Statutory tax rate effects (b)	—	0.05

Adjusted diluted earnings per share	$1.25	$1.07

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the nine month period ended September 30, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in statutory state tax rates, and for the nine month period ended September 30, 2018, includes the effects of the 2017 Tax Act.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$385	$259.2	$348.9
Interest expense, net	79	82.6	61.0
Provision for income taxes	127	106.1	22.9
Depreciation and amortization	234	212.9	188.0

EBITDA	$825	$660.8	$620.9

Non-cash stock-based compensation expense	16	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7

Adjusted EBITDA	$842	$721.0	$645.6

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	5.3%	3.8%	5.3%
Interest expense, net	1.1%	1.2%	0.9%
Provision for income taxes	1.8%	1.5%	0.3%
Depreciation and amortization	3.2%	3.1%	2.8%

EBITDA margin	11.5%	9.6%	9.4%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%
Goodwill impairment	—%	0.7%	—%
Project results from non-controlled joint venture	—%	(0.0)%	0.1%
Restructuring charges	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	—%	0.0%

Adjusted EBITDA margin	11.7%	10.4%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Adjusted Net Income Reconciliation
Net income	$385	$259.2	$348.9
Non-cash stock-based compensation expense	16	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7
Income tax effect of adjustments (a)	(6)	(6.0)	(11.6)
Statutory tax rate effects (b)	(1)	(12.8)	(120.1)

Adjusted net income	$393	$300.6	$241.9

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$5.05	$3.26	$4.22
Non-cash stock-based compensation expense	0.21	0.17	0.19
Goodwill impairment	—	0.60	—
Project results from non-controlled joint venture	—	(0.01)	0.10
Restructuring charges	—	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.01
Income tax effect of adjustments (a)	(0.08)	(0.08)	(0.14)
Statutory tax rate effects (b)	(0.02)	(0.16)	(1.46)

Adjusted diluted earnings per share	$5.16	$3.77	$2.92

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the nine month period ended September 30, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in statutory state tax rates, and for the nine month period ended September 30, 2018, includes the effects of the 2017 Tax Act.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation, including renewables; heavy civil; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write- downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks associated with potential environmental issues and other hazards from our operations; risks related to our strategic arrangements, including our equity investees; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multi-employer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.